Exhibit 32.1
CERTIFICATION

In connection with the Quarterly Report of PDC Energy, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barton R. Brookman	November 6, 2017
Barton R. Brookman
President and Chief Executive Officer
(principal executive officer)

/s/ David W. Honeyfield	November 6, 2017
David W. Honeyfield
Senior Vice President and Chief Financial Officer
(principal financial officer)